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                                    BY-LAWS

                                      OF

                       RV MARINE RECEIVABLES CORPORATION


1.   STOCKHOLDERS.

     1.1 Place of Stockholders' Meetings. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Nevada, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

     1.2 Day and Time of Annual Meetings of Stockholders. An annual meeting of stockholders shall be held each year on such day and at such time as shall be determined by resolution of the Board of Directors.

     1.3 Purpose of Annual Meetings. At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any other business properly brought before the meeting may be transacted.

     1.4 Special Meeting of Stockholders. Special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the Chairman of the Board or by the Board of Directors.

     1.5 Chairman and Secretary of Meetings. The Chairman of the Board, or, in his absence the President or any Vice President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his absence an Assistant Secretary shall act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

     1.6 Voting by Stockholders. Except as may be otherwise provided by these By-laws, at every meeting of the stockholders each stockholder shall, unless otherwise provided, be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. All elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the laws of Nevada, the Certificate of Incorporation or these By-laws.

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2.  DIRECTORS.

     2.1 Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all the powers of the Corporation except such as are by the laws of Nevada or the Certificate of Incorporation or these By-laws required to be exercised or performed by the stockholders.

     2.2 Number and Term of Office. The number of Directors which shall constitute the whole Board of Directors shall be (3) three. Each Director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

     2.3 Vacancies on Board of Directors. (a) Any Director may resign his office at any time by delivering his resignation in writing to the Chairman of the Board or the Secretary. It will take effect at the time specified therein, or, if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

     (b) Any vacancy and newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office until his successor is duly elected and qualified or until his earlier resignation or removal.

     2.4 Meetings of the Board of Directors. (a) The Board of Directors may hold its meeting, both regular and special, either within or outside the State of Nevada.

     (b) Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors.

     (c) The first meeting of each newly elected Board of Directors shall be held as soon as practical after the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it.

     (d) Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or at the request of Directors constituting one-third of the number of Directors then in office.

     (e) Members of the Board of Directors or any committee of the Board may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

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     (f)  The Secretary shall give notice to each Director of any meeting of the
Board of Directors by mailing the same at least two days before the meeting, or by telegraphing, telexing, telecopying or delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

     2.5 Quorum and Action. One-third of the entire Board of Directors shall constitute a quorum for the transaction of business, but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by the laws of Nevada, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     2.6  Presiding Officer and Secretary of Meeting. The Chairman of the
Board, or in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, or in his absence an Assistant Secretary shall act, or if neither is present, then the presiding officer may appoint a secretary of the meeting.

     2.7 Action by Consent without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the records of the Board or committee.

     2.8 Committees. The Board of Directors, by the vote of a majority of the whole Board, may appoint from the Directors such committees as the Board may deem judicious, and to such extent as is provided by resolution may delegate to such committees, severally, all or any of the powers of the Board of Directors which may be lawfully delegated, and such committees thereupon shall have and may exercise all or any of the powers so delegated to them, respectively.

3.  OFFICERS.

     3.1 Officers, Titles, Elections, Terms. (a) The Board of Directors may from time to time elect a Chairman of the Board, a President, one or more Vice Presidents, a Controller, a Treasurer, a Secretary, one or more Assistant Controllers, one or more Associate or Assistant Treasurers, and one or more Assistant Secretaries, to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualify or until their earlier resignation or removal.

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     (b)  The Board of Directors may elect or appoint at any time such other officers or agents with such duties as it may deem necessary or desirable. Such other officers or agents shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment and, in the case of such other officers, until their successors are elected and qualify or until their earlier resignation or removal.

     (c) Any vacancy in any office may be filled for the unexpired portion of the term by the Board.

     (d) Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the entire Board.

     (e) Any officer may resign his office at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     3.2 General Powers of Officers. Except as otherwise required by the laws of Nevada, the Certificate of Incorporation or these By-laws, the Chairman of the Board, the President, any Vice President, the Controller, the Treasurer and the Secretary, or any of them, may execute and deliver in the name of the Corporation any agreement, contract, instrument, power of attorney or other document pertaining to the business or affairs of the Corporation, including without limitation, commercial agreements or contracts and agreements or contracts with any government or governmental departments, agency or instrumentality.

     3.3 Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive of the Corporation and shall report directly to the Board of Directors. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the Chairman of the Board shall manage and direct the business and affairs of the Corporation and shall communicate to the Board of Directors and any committee thereof reports, proposals and recommendations for their respective consideration or action. He may do and perform all acts on behalf of the Corporation and shall preside at meetings of the Board and the stockholders.

     3.4 Powers and Duties of the President. The President shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board may from time to time prescribe or as may be prescribed in these By-laws.

     3.5 Powers and Duties of the Vice Presidents. The Vice Presidents shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe or as may be prescribed in these By-laws.

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     3.6  Powers and Duties of the Controller and Assistant Controllers. (a) The
Controller shall be responsible for the maintenance of adequate accounting records of all assets, liabilities, capital and transactions of the Corporation. The Controller shall prepare and render such balance sheets, income statements, budgets and other financial statements and reports as the Board of Directors or the Chairman of the Board may require, and he shall perform such other duties as may be prescribed in these By-laws or assigned to him and all other acts incident to the position of Controller.

     (b) Each Assistant Controller shall perform such duties as from time to time may be assigned to him by the Controller or by the Board of Directors. In the event of the absence of the Controller or his incapacity or inability to act, then any Assistant Controller may perform any of the duties and may exercise any of the powers of the Controller.

     3.7 Powers and Duties of the Treasurer and Associate and Assistant Treasurers. (a) The Treasurer shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board of Directors and shall cause such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board, the Chairman of the Board or the Treasurer.

     (b) The Treasurer, any Associate Treasurer, any Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman of the Board or the Treasurer, may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

     (c) The Treasurer, any Associate Treasurer, any Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board of Directors, the Chairman of the Board or the Treasurer, may sign all receipts and vouchers for payments made to the Corporation; he shall render a statement of the cash account of the Corporation to the Board as often as it shall require the same; he shall enter regularly in books to be kept by him for that purpose, full and accurate account of all moneys received and paid by him on account of the Corporation, and of all securities received and delivered by the Corporation.

     (d) The Treasurer shall perform such other duties as may be prescribed in these By-laws or assigned to him and all other acts incident to the position of Treasurer. Each Associate Treasurer and each Assistant Treasurer shall perform such duties as may from time to time be assigned to him by the Treasurer or by the Board of Directors. In the event of the absence of the Treasurer or his incapacity or inability to act, then any Associate Treasurer, if any, or any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer.

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     3.8  Powers and Duties of the Secretary and Assistant Secretaries. (a) The
Secretary shall keep the minutes of all proceedings of the stockholders, the Board of Directors and the committees of the Board. The Secretary shall attend to the giving and serving of all notices of the Corporation in accordance with the provisions of these By-laws and as required by the laws of Nevada. The Secretary shall maintain at the office of the Corporation in the State of Nevada, a copy of a stock ledger containing the names and addresses of all stockholders and the number of shares held by each. The Secretary shall have custody of all stock books and of all unissued stock certificates. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall affix or cause to be affixed the seal of the Corporation to such contracts, instruments and other documents requiring the seal of the Corporation, and when so affixed may attest the same. He shall perform such other duties as may be prescribed in these By-laws or assigned to him and all other acts incident to the position of Secretary.

     (b) Each Assistant Secretary shall perform such duties as may from time to time be assigned to him by the Secretary or by the Board of Directors. In the event of the absence of the Secretary or his incapacity or inability to act, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

4. INDEMNIFICATION.

     (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint

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venture, trust or other enterprise against expenses (including attorneys' fees)
actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity holding such office.

     (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was

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serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

     (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5. CAPITAL STOCK.

     5.1 Stock Certificates. (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board, the President or a Vice President, and by Treasurer or an Associate Treasurer or Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

     (b) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued.

     (c) All certificates surrendered to the Corporation shall be canceled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

6. SECURITIES HELD BY THE CORPORATION.

     6.1 Voting. Unless the Board of Directors shall otherwise order, the Chairman of the Board, the President, any Vice President or the Treasurer shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

     6.2  General Authorization to Transfer Securities Held by the Corporation.
(a) Any of the following officers, to wit: the Chairman of the Board, the President, any Vice President, the Treasurer, the Controller, any Associate Treasurer or Assistant Treasurer or Assistant

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Controller of the Corporation are authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

     (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph
(a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the By-laws and of such officers is still in full force and effect.

7. SEAL.

     The seal of the Corporation shall be in circular form and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Nevada in the year 1998.

8. FISCAL YEAR.

     The fiscal year of the Corporation shall end on December 31 in each year.

9.  WAIVER OF OR DISPENSING WITH NOTICE.

     (a) Whenever any notice of the time, place or purpose of any meeting of the stockholders, the Board of Directors or a committee of the Board is required to be given under the laws of Nevada, the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of stockholders, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

     (b) No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

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10.  AMENDMENT OF BY-LAWS.

     These By-laws, or any of them, may from time to time be supplemented, amended or repealed by the Board of Directors, or by the vote of a majority in interest of the stockholders represented and entitled to vote at any meeting at which a quorum is present.

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